Calculation of Filing Fee Tables
F-10
Boyd Group Services Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common shares, without par value	457(o)
		Equity	Preferred shares, without par value	457(o)
		Debt	Debt securities	457(o)
		Other	Subscription receipts	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees Previously Paid
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 138,100.00
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants and units of Boyd Group Services Ltd. (the "Registrant"), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed US$1,000,000,000. The maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A